                                                                   Exhibit 10.44

                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (this "Agreement") is entered into as of the 31st day of October, 2003 ("Effective Date") by and among TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation ("Tropical") and GREGORY L. WILLIAMS ("Williams"). The term "Parties" refers to all of the foregoing, and the term "Party" refers to each of the foregoing.

                  WHEREAS, Tropical and Williams are parties in a civil action styled Tropical Sportswear Int'l Corporation vs. Christopher B. Munday, Gregory
L. Williams and Nelson L. McPherson, Jr., in the Circuit Court in and for the Thirteenth Judicial Circuit of Hillsborough County, Florida, Case No: 03-7619, Division I (the "Litigation"); and

                  WHEREAS, the Litigation pertains to Tropical's disputed obligations to Christopher B. Munday ("Munday"), Williams and Nelson L. McPherson, Jr. ("McPherson") resulting from Tropical's termination of the employment of Munday, Williams and McPherson, effective August 15, 2003 ("Termination Date"); and

                  WHEREAS, the Parties have successfully mediated a resolution of the Litigation, the terms and conditions of which are embodied in this Agreement; and

                  NOW, THEREFORE, in consideration of the payments and covenants described below, and in consideration of other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Tropical and Williams agree as to the following terms and conditions:

         1.       The foregoing recitals are true and correct.

         2.A. Tropical shall compensate Williams in the sum of One Million Nine Hundred Twenty Six Thousand Dollars and No Cents ($1,926,000.00). This entire amount of compensation is severance for termination of his employment with Tropical and, except as otherwise expressly stated hereunder, is in fulfillment of all obligations of Tropical to Williams.

           B. The amount of compensation set forth in paragraph 2.A. above, shall be paid to Williams less all sums required to be withheld by Tropical pursuant to federal, state, local and foreign law or regulation. The withholding sum equals the amount of Five Hundred Nine Thousand Four Hundred Twenty Seven Dollars and No Cents ($509,427.00). Williams acknowledges receipt of the sum of One Million Four Hundred Sixteen Thousand Five Hundred Seventy Three and No Cents

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

                  ($1,416,573.00), which is the total compensation less the withholding sum.

         3.A. In addition, Tropical shall pay Williams the sum of One Hundred Twenty Two Thousand Ninety Seven Dollars and Fifty Six Cents ($122,097.56), as compensation "grossed up" for the value of, and discharge of Tropical from any responsibility in connection with, the following insurance:

Type                       Policy Value              Carrier                   Annual Cost
----                       ------------              -------                   -----------
Family PPO                  n/a                       Aetna                      $ 10,860

Group Life                  $ 500,000                 Aetna                      $ 14,955

                  Tropical states that, in view of Williams' representation that he intends to continue making payments on one or more of the above insurances, Tropical at this time has no intention to affirmatively terminate any of the insurance described above, in order to permit Williams an opportunity to continue the insurance and to pay for the insurance directly. Tropical at this time does hope that it can change the billing to Williams on the above insurance, and presently intends to attempt to do so. Tropical, however, represents that it does intend to stop in the near future any type of administrative work, including the forwarding of any premium notices in connection with the insurance. Williams shall be totally responsible for the payment of insurance premiums for so long as he chooses to maintain any of the above insurance. Tropical represents that, should Williams fail to pay any premium due or payable, whether now due and payable or due and payable in the future, or should some other reason or circumstance exist or occur now or in the future, any of the insurance may expire or terminate at any time. Notwithstanding the above, and irrespective of any intentions or hopes of Tropical, Tropical is hereby discharged and released from any responsibility or duty of any nature whatsoever with respect to the above insurance, and is hereby discharged and released from any type of conduct, act, omission or circumstance related to or arising from the above insurance, whether related to or arising from contract, tort, fraud, negligence, statute, regulation, duty, law, equity or otherwise.

                  Withholding on this compensation equals Thirty Two Thousand Two Hundred Ninety Four Dollars and Eighty Cents ($32,294.80). Williams acknowledges receipt of the sum of Eighty Nine Thousand Eight Hundred Two Dollars and Seventy Six Cents ($89,802.76), which is the compensation less the withholding sum.

           B. For a period of three (3) years following Termination Date of Williams, Tropical shall continue its practice of paying "grossed up" the following insurance benefits for Williams:
                  (a) dental and life, and (b) disability as provided by individual, but not group, policies. The foregoing insurance and policies are specifically described as follows:

Type                       Policy Value                Carrier               Annual Cost
----                       ------------                -------               -----------
Family Dental              n/a                       CompBenefits              $350.48

Individual Life            $1,000,000                C.N.A.                    $  1445

Executive Group
   Life                    $1,000,000                C.N.A.                    $  1375

Supplemental
   Disability              $5000/month               MetLife                   $  2662
                           $7100/month               Provident                 $ 2,110

                  Tropical shall not unilaterally terminate any of the above insurance.

           C. In the event an insurer terminates and refuses to renew any of the above insurance, other than as a result of Tropical's nonpayment of premiums, Tropical shall in that event seek and attempt to reasonably secure replacement coverage, reasonably comparable to the terminated insurance, for the remaining part of the three year period following Termination Date; provided, however, in no event shall Tropical be obligated to secure replacement insurance if the annual cost for the replacement insurance is more than double the Annual Cost of the terminated insurance. If Tropical takes steps to seek and secure replacement coverage and, in its judgment exercised on a reasonable basis, it cannot secure replacement insurance under the foregoing terms, then in that event Tropical shall stop payments to the insurer and make payment to Williams of an amount equal to the sum of twice the remaining amount of Annual Cost as set forth above plus gross up for taxes, for the remaining part of the three year period and attributable to the insurance so terminated.

           D. During the remaining part of the three (3) year period following Termination Date, Tropical shall take steps to secure and pay for insurance reasonably comparable to the following former insurance benefits of Williams:

Type                       Policy Value              Carrier                  Annual Cost
----                       ------------              -------                  -----------
Accidental Death
   & Dismemberment         $500,000                  Aetna                      $  120

Group Travel
   Accident                $3,000,000                Reliance Standard          $  120
                           in event of
                              death

                  However, Tropical shall not be obligated to secure replacement insurance if the annual cost for the replacement insurance is more than double the Annual Cost of the terminated insurance. If Tropical takes steps to seek and secure replacement coverage and, in its judgment exercised on a reasonable basis, it cannot secure replacement insurance under the foregoing terms, then in that event Tropical shall stop payments to the insurer and make payment to Williams of an amount equal to the sum of twice the remaining amount of Annual Cost as set forth above plus gross up for taxes, for the remaining part of the three year period and attributable to the insurance not replaced.

           E. Tropical shall not be obligated to secure or provide disability insurance for Williams or his family under any group disability policy.

           F. If Williams during the three year period after Termination Date, becomes reemployed with a different employer and is eligible to receive any medical or other benefits under that employer's provided plan(s) comparable to the above, the comparable medical and other benefits from Tropical and its benefits providers shall be secondary to those provided by the new employer(s) of Williams.

           G. Tropical shall provide to Williams notice of any termination of the above insurance.

         4.A. The Parties mutually and generally release each other under the following terms.

           B. Unless specifically and expressly stated otherwise in this Agreement, the term "Claims" as used in this Agreement includes any and all rights to compensation, severance or termination compensations, accrued obligations or benefits, business reason termination payments, target annual cash bonuses, welfare plan benefits, other benefits, actions, causes of action, defenses, lawsuits, arbitrations, injuries, losses, payments, attorneys' fees, benefits, rights, damages, costs, loss of service, loss of opportunities, loss of profits, liens, expenses, compensation, suits, debts, dues, sums of money, accounts, reckonings, bonds, stock claims, stock option claims, benefits claims, bills, securities, specialties, covenants, contracts, controversies, agreements, promises, duties and obligations, variances, judgments, extents, executions, claims, and demands, of any type whatsoever, including any claim for indemnity or for contribution, or any claim in subrogation or other similar third party type of claim, in law or equity, whether known or unknown, suspected or unsuspected, actual or potential, asserted or unasserted, warranted or unwarranted, fixed or contingent, liquidated or unliquidated, which has matured and which a Party has as of the effective date of this Agreement, or had or ever had prior to the effective date of this Agreement.

           C. The term "Claims" shall also include, but is not limited to, any cause of action or any matter whatsoever relating to, arising from, or in any way pertaining to the Litigation, or relating to, arising from, or in any way pertaining to any matter which was alleged in, or which could have been alleged in, the Litigation.

           D. The term "Claims" shall also include, but is not limited to, any cause of action, charges, claims, actions, causes of action or liabilities of any kind or nature, whether known or unknown, related to or arising out of employment and/or association of Williams or with Tropical that they have ever had or now have, or that any person or entity claiming through them may have or claim to have, whether based on tort, contract (express or implied) or any federal, state or local law, statute or regulation, including, but not limited to any claim under the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 et seq.; the Family and Medical Leave Act, 29 U.S.C. Section 2611 et seq.; Consolidated Omnibus Budget Reconciliation Act of 1986, "COBRA," 29 U.S. C. Section 1161 et seq.; Title VII of the Civil Rights Act of 1964, 42. U.S.C.
                  Section 2000 et seq., as amended; the Americans With Disabilities Act (ADA), 42 U.S.C. Section 12101 et seq.; the Florida's Whistleblower Statute, Fla. Stat. Ann. Section
                  448.101 et seq.; the Fair Labor Standards Act; the Florida Civil Rights Act, Fla. Stat. Ann. Section 760.10 et seq. or any similar state or local laws or ordinances prohibiting discrimination, harassment or retaliation; any other claims for personal injury, emotional distress, negligence, breach of fiduciary duty, fraud, worker's compensation, invasion of privacy, defamation, compensatory damages, punitive damages, attorney's fees or costs; and any claims to incentive payments or bonuses.

           E. Notwithstanding the above, the term "Claims" does not include, and specifically excludes, any obligation of Tropical to indemnify Williams under By-Laws of Tropical, and any obligation under this Agreement.

           F. The releases set forth in this Agreement shall become effective as of the Effective Date specified above, upon the execution of this Agreement by all Parties.

           G. Williams and Tropical voluntarily and knowingly release and discharge from any Claims, jointly and severally, each other and each other's current, former and future agents, attorneys, heirs, representatives, executors, employees, officers, directors, partners, trustees, shareholders, subsidiaries, successors, assigns, affiliates, beneficiaries, insurers, sureties, indemnitors, guarantors, benefit or compensation plans, and their respective current, former and future agents, attorneys, heirs, representatives, executors, employees, officers, directors, partners, trustees, shareholders, subsidiaries, successors, assigns, affiliates, beneficiaries, insurers, sureties, indemnitors, guarantors, and benefit or compensation plans.

           H. Williams and Tropical voluntarily and knowingly terminate any employment agreements between them including, but not limited to, the following documents bearing signatures of Williams and
                  Tropical: (i) a document, dated April 15, 2002, entitled "Employment Agreement"; and (ii) a separate document dated July 1, 1999, entitled "Employment Agreement."

           I. Williams represents that he has not filed any complaint, claim or charge against Tropical with the Equal Employment Opportunity Commission, Florida Commission on Human Relations, the Federal or Florida Department of Labor, or with any other local, state or federal agency or court. Williams agrees that, if any such agency or court assumes the prosecution or jurisdiction of any complaint or charge against Tropical, Williams will immediately dismiss the complaint or charge and/or will immediately request such agency or court to dismiss and withdraw from the matter. In the event Williams fails or refuses to undertake these obligations, Williams agrees that this Agreement shall operate to effect Williams' dismissal or withdrawal of such complaint, charge or claim and that Williams will forward to Tropical any monies Williams receives from such complaint, charge or claim.

           J. The Parties represent and warrant that any Claim owned or held by them at any time has not been assigned and has not been transferred to any other person or entity.

           K. The release of this Agreement evidences settlement of claims which are disputed both as to liability and as to amount, and the consideration recited above shall not be construed as an admission of liability, as the same is now and has been expressly denied.

           L. Tropical shall remain obligated to indemnify Williams for any Excise Tax "grossed up" and any related taxes, interest, penalties and costs, including attorneys fees, imposed upon Williams under Section 4999 of the Internal Revenue Code or related sections as a result of any payment made to Williams under this Agreement.

         5. All vested or non-vested options of Williams to purchase stock, or to purchase any type of equity, debt, security or other type of right or obligation, in or issued by Tropical, are cancelled as of the Effective Date. Williams represents he has exercised no such options on or after Wednesday, October 8, 2003.

         6. For three (3) years after the Termination Date, Williams shall not solicit for hire any individual who was an employee of Tropical on the Effective Date.

         7. Williams shall cooperate with Tropical and its counsel in respect to any lawsuits, proceedings, investigations or other types of actions involving Tropical, and shall provide and deliver to Tropical and its counsel at reasonable times and places, upon reasonable request of Tropical, truthful information, and originals or duplicates of documents or information whether electronic or otherwise, within the custody, possession or control of Williams in respect to any such lawsuits, proceedings, investigations, or other types of actions, or in relation to Tropical.

         8. The Litigation shall be immediately dismissed with prejudice by stipulation of the parties in the Litigation.. A copy of the Stipulation for Dismissal With Prejudice is attached as Exhibit A.

         9. Tropical is bound by an obligation of indemnity and of advancement of expenses to the fullest extent permitted by the law of the State of Florida, as the same may be in effect from time to time, and as provided in its Bylaws, and as defined and set forth in correspondence of Tropical to Williams dated October 28, 2003.

         10. Tropical and Williams agree that each has reviewed this Agreement and any rule of construction to the effect that ambiguities are to be resolved against the drafter shall not apply to the interpretation of this Agreement.

         11. Tropical and Williams agree that they have each relied exclusively upon independent counsel in connection with this Agreement, which has been completely read and is readily understood and voluntarily accepted.

         12. In the event of breach of this Agreement by either Party, the other Party shall be entitled at its option to seek the remedy of specific performance exclusively before a state or federal court of competent jurisdiction in Hillsborough County, Florida.

         13. This Agreement may be executed by any Party by execution of a counterpart. A signature of a Party shall be effective by that Party faxing or delivering a copy of the signed counterpart to the other Party.

         14. Except as otherwise expressly provided herein, and except for the obligation of indemnity or advancement of expenses referenced above, this Agreement contains the entire agreement between the Parties and is only subject to modification by written instrument signed by the Parties. No representation or statement not contained herein, shall be binding on the Parties.

         15. The Parties agree that no inducements, statements or representations have been made that are not set forth in this Agreement and that the Parties did not rely upon any inducements, statements or representations not set forth herein.

         16. This Agreement was negotiated and delivered within the state of Florida, and shall be governed by Florida law.

         17. Tropical represents and warrants to Williams that the officer executing this

                  Agreement has the requisite corporate authority to do so after receiving all necessary and appropriate approvals.

         18. Williams is aware that this Agreement has significant legal meaning, and he enters into this Agreement freely and voluntarily.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year indicated above.

      Signed this 31st day of October, 2003.

WILLIAMS                                        TROPICAL

/s/ Gregory L. Williams                         /s/ Michael Kagan
-----------------------------                   ----------------------------
Gregory L. Williams                             Michael Kagan
                                                Chief Executive Officer
Address:                                        Tropical Sportswear Int'l
19297 Ayers Road                                Corporation
Brooksville, Florida 34604

                                    EXHIBIT A

             IN THE CIRCUIT COURT OF THE THIRTEENTH JUDICIAL CIRCUIT
                     IN AND FOR HILLSBOROUGH COUNTY, FLORIDA
                                 CIVIL DIVISION

TROPICAL SPORTSWEAR
INT'L CORPORATION,

                  Plaintiff,

vs.                                                         Case No: 03-7619
                                                            Division:      I

CHRISTOPHER B. MUNDAY,
GREGORY L. WILLIAMS and
NELSON L. MCPHERSON, JR.,

                     Defendants.

___________________________________/

                     STIPULATION OF DISMISSAL WITH PREJUDICE

         Plaintiff and Defendants, by undersigned counsel and pursuant to Fla.
R. Civ. P. 1.420(A)(1), stipulate to dismissal with prejudice of this action, with each such party to bear that Party's own fees and costs.

         Dated as of _____________________, 2003.

Leslie Joughin, III, FBN: 339385                Lawrence P. Ingram, FBN:
855510
Charles F. Ketchey, FBN: 0181735            PHELPS DUNBAR LLP
Joseph W. N. Rugg, FBN: 335096              100 S. Ashley Drive
S. Gordon Hill, FBN: 094374                        Suite 1900
AKERMAN SENTERFITT                                    Tampa, Florida  33602-5311
100 S. Ashley Dr., Suite 1500                      Tel:  813-472-7550
Post Office Box 3273 (Zip 33601)            Fax: 813-472-7570
Tampa, Florida  33602                             Attorney for Defendant,
Tel: 813-223-7333/Fax: 813-223-2837         Nelson L. McPherson, Jr.
Attorneys for Plaintiff

David P. Rankin, FBN:  ________            Michael C. Addison, FBN:  0145579
14502 N. Dale Mabry                                 ADDISON & DELANO, P.A
Suite 300                                                  Post Office Box 2175
Tampa, FL  33618                                    Tampa, FL 33601-2175
Tel: 813-968-6633                                   Tel: 813-223-2000
Fax: 813-963-2175                                   Fax: 813-228-6000
Attorney for Defendant,                        Attorney for Defendant,
 Christopher B. Munday                         Gregory L. Williams

                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of the foregoing has been furnished via U.S. Mail to Lawrence P. Ingram, Esquire, Phelps Dunbar LLP, 100
S. Ashley Dr., Suite 1900, Tampa, Florida 33602-5311; Jeffrey A. Aman, Esquire, Aman Law Firm, 14502 N. Dale Mabry, Suite 300, Tampa, Florida 33618; Michael C. Addison, Esquire, Addison & Delano, P.A., Post Office Box 2175, Tampa, Florida 33601-2175, and Leslie Joughin, III, Charles F. Ketchey, Joseph W. N. Rugg, and
S. Gordon Hill, Akerman Senterfitt, Post Office Box 3273, Tampa, Florida 33601-3273 this ____ day of _______, 2003.

                                        _____________________________________
                                                                     Attorney